                                                                 Exhibit (j)(vi)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
  Van Kampen Aggressive Growth Fund:

We consent to the use of our report included in the Statement of Additional Information which is incorporated by reference into the Prospectus and to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Other Information" in the Statement of Additional Information.



                                        KPMG LLP

Chicago, Illinois
July 29, 1999